SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 28, 2003

infoUSA INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-19598	47-0751545
(STATE OR OTHER JURISDICTION OF	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)		IDENTIFICATION NO.)

5711 SOUTH 86TH CIRCLE, OMAHA, NEBRASKA 68127
(Address of principal executive offices) (Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (402)593-4500

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
Balance Sheets
Statements of Operations
STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY
Statements of Cash Flows
NOTES TO FINANCIAL STATEMENTS
Pro Forma Consolidated Balance Sheet
Pro Forma Consolidated Statement of Operations
Notes to Unaudited Pro Forma Condensed Financial Statements
SIGNATURES
EXHIBIT INDEX
Ex-23.1 Consent of Independent Accountants

		PAGE

Item 7.	Pro forma Financial Information and Financial Statements
	(a) Financial Statements of Business Acquired.
	1. Audited Financial Statements of Yesmail, Inc.:
	Report of Independent Public Accountants	3
	Balance Sheets as of December 31, 2002 and 2001, respectively	4
	Statements of Operations for the years ended December 31, 2002 and 2001, respectively	5
	Statements of Stockholders’ Deficit Equity for the years ended December 31, 2002 and 2001, respectively	6
	Statements of Cash Flows for the years ended December 31, 2002 and 2001, respectively	7
	Notes to Financial Statements	8
	(b) Pro Forma Financial Information
	Pro Forma Balance Sheet as of December 31, 2002	15
	Pro Forma Statements of Operations for the years ended December 31, 2002 and 2001	16-17
	Notes to Pro Forma Financial Statements	18
	(c) Exhibits
	23.1 Consent of Independent Accountants, filed herewith

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Yesmail, Inc.:

     We have audited the accompanying balance sheets of Yesmail, Inc. (a Delaware corporation) as of December 31, 2002 and 2001, and the related statements of operations, stockholders’ (deficit) equity and cash flows for each of the two years for the period ended December 31. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yesmail, Inc. as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the two years for the period ended December 31, in conformity with accounting principles generally accepted in the United States of America.

/s/ O’Neill & Gaspardo

O’Neill & Gaspardo

Mokena, Illinois
May 2, 2003

Yesmail, Inc.
Balance Sheets

	December 31,

	2002	2001

Current assets:
Cash and cash equivalents	$1,483,809	$1,874,831
Accounts receivable, net of allowance of $754,000 and $1,088,000	2,725,267	5,874,196
Notes receivable	7,597	16,186
Deposits and prepaid expenses	214,071	161,983

Total current assets	4,430,744	7,927,196

Property and equipment, net	2,317,114	3,262,208
Restricted cash	1,640,520	1,550,000

Total assets	$8,388,378	$12,739,404
Current liabilities:
Accounts payable	$1,608,609	$3,380,692
Deferred revenue	186,675	111,692
Due to CMGI	35,592,403	21,508,858
Obligations under capital leases, current portion	576,222	2,583,817
Accrued liabilities and other	1,095,958	2,547,369

Total current liabilities	39,059,867	30,132,428
Obligations under capital leases, less current portion	—	596,279
Stockholders’ (deficit) equity:
Preferred stock, $.01 par value; 5,000,000 shares authorized; 2,850,000 shares issued and outstanding	28,500	28,500
Common stock, $.01 par value; 6,666,667 as of December 31, 2002 and 60,000,000 as of December 31, 2001 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	600,456,214	600,456,214
Accumulated deficit	(631,156,203)	(618,474,017)

Total stockholders’ (deficit) equity	(30,671,489)	(17,989,303)

Total liabilities and stockholders’ equity	$8,388,378	$12,739,404

The accompanying report of independent public accountants and notes should be read in conjunction with this statement.

Yesmail, Inc.
Statements of Operations

	For the years ended December 31,

	2002	2001

Revenues	$19,446,223	$21,167,205
Cost of revenues	13,414,664	15,727,647

Gross profit	6,031,559	5,439,558
Operating expenses:
Sales and marketing	8,073,517	9,740,235
Research and development	4,384,104	6,626,597
General and administrative	3,330,622	4,050,922
Fixed asset write-downs	—	547,323
Restructuring	343,930	502,048
Impairment of goodwill	406,552	784,589

Total operating expenses	16,538,725	22,251,714

Operating loss	(10,507,166)	(16,812,156)
Other expense:
Interest income (expense)	(2,119,906)	(1,138,755)
Other	(54,720)	(693,938)

	(2,174,626)	(1,832,693)

Total other (expense) income
Net loss	$(12,681,792)	$(18,644,849)

The accompanying report of independent public accountants and notes should be read in conjunction with this statement.

Yesmail, Inc.

STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

	Preferred Stock		Common Stock		Additional
					Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2000	2,850,000	$28,500	—	$—	$600,456,214	$(599,829,168)	$655,546
Net loss	—	—	—	—	—	(18,644,849)	(18,644,849)

Balance at December 31, 2001	2,850,000	$28,500	—	—	600,456,214	(618,474,017)	(17,989,303)
Other Adjustment	—	—	—	—	—	(394)	(394)
Net loss	—	—	—	—	—	(12,681,792)	(12,681,792)

Balance at December 31, 2002	2,850,000	$28,500	—	$—	$600,456,214	$(631,156,203)	$(30,671,489)

The accompanying report of independent public accountants and notes should be read in conjunction with this statement.

Yesmail Inc. and Subsidiary
Statements of Cash Flows

	For the years ended

	December 31,

	2002	2001

Cash Flows from Operating Activities:
Net loss	$(12,681,792)	$(18,644,849)
Adjustments to reconcile net loss to net cash used in operating activities —
Depreciation	1,983,039	2,329,284
Goodwill write down	406,552	784,589
Write-down of property and equipment	—	547,323
Write-down of notes receivable	—	2,723,518
Changes in operating assets and liabilities —
Accounts receivable	3,019,379	1,767,932
Notes receivable	8,589	(16,186)
Deposits and prepaid expenses	(52,088)	438,102
Accounts payable	(1,772,083)	(1,155,536)
Deferred revenue	74,983	(487,388)
Accrued liabilities and other	(1,481,411)	85,476

Net cash used in operating activities	(10,494,832)	(11,627,735)
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,217,809)	(141,705)
Acquisition of Post	—	(1,970,000)

Net cash used in investing activities	(1,217,809)	(2,111,705)
Cash Flows from Financing Activities:
Proceeds from CMGI loan	14,083,545	16,824,778
Restricted cash	(90,520)	—
Principal payments under capital lease obligations	(2,671,406)	(2,155,963)

Net cash provided by financing activities	11,321,619	14,668,815

Net Increase (decrease) in Cash	(391,022)	929,375
Cash and cash equivalents, beginning of year	1,874,831	945,456

Cash and cash equivalents, end of year	$1,483,809	$1,874,831

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$176,405	$378,860

The accompanying report of independent public accountants and notes should be read in conjunction with this statement.

Yesmail, Inc.

NOTES TO FINANCIAL STATEMENTS

1. The company and description of business

     Yesmail, Inc. (the “Company”) is an email marketing service provider of online relationship marketing solutions through a distinct suite of email customer acquisition and email customer relationship management (“CRM” or “retention”) services. Hundreds of leading online consumer and business-to-business direct marketers – either directly or through advertising agencies and list brokers – have relied on the Company’s comprehensive email service offerings to retain and develop additional revenue from their customers, and convert prospects to new customers. The Company is a wholly owned subsidiary of CMGI, Inc. (“CMGI”).

     Marketed as a comprehensive email solution, the Company’s CRM and acquisition services operate as two business units with separate technology platforms and staffing teams. The CRM business unit utilizes ASP technology to deliver and track email, as well as perform campaign management, segmentation, personalization and reporting. Targeting “sophisticated, high tech / high touch” marketers that possess rich customer data and content for distribution, the Company’s CRM platform provides advanced technology for personalization and reporting with event-triggered messaging and real-time tracking. In addition to the ASP model, The Company clients are able to take advantage of the Company’s account management (program set-up, results analysis); message management (creative development, message production, quality assurance); and strategic consulting services.

     The Company’s acquisition services include the Yesmail Network of more than 23 million permission-based contacts who have opted-in to receive promotions in more than 1,200 self-reported interest categories; an email brokerage business selling third-party branded email data to agencies and direct marketers; and a data sales team selling append, list enhancement and analytics products to the same market segments. A subset of eight million records (the Yesmail B2B Network) contains self-reported business interests through which data overlays support targeting by job title, function, industry, SIC code, number of business employees and annual revenue.

2. Summary of significant accounting policies

Cash and cash equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Restricted cash

     Restricted cash is held in a money market fund account as collateral for a letter of credit issued in connection with an operating lease.

Allowance for Doubtful Accounts

     The Company reviews the outstanding accounts receivable at least once each quarter. The Company estimates the collectibility of each account based on prior experience with the client, recent developments in the client’s financial condition, current economic conditions and other relevant factors. If the account is deemed to be fully or potentially uncollectible, an allowance is established. In addition, an allowance is established based on the overall aging of the account receivable portfolio, historical experience and general economic conditions.

Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Property and equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets or, for leasehold improvements, the shorter of the lease term or the estimated useful life of the asset, as follows:

Computer equipment and software	1 — 3 years
Telephone equipment	2 — 5 years
Furniture and fixtures	5 — 7 years
Leasehold improvements	2 — 5 years

     Maintenance and repairs are charged to expense as incurred and improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations for the period in which it is realized.

Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS No.109”), “Accounting for Income Taxes.” Under SFAS No.109, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Revenue recognition

     Acquisition Services

     The Company generates revenue from the Yesmail Network and its brokerage operation by charging fees to its customers, generally on a cost per thousand (“CPM”) basis, for sending targeted emails to The Company’s managed and third-party databases. Revenue is recognized upon the execution of an email campaign. Revenue from data sales, primarily the Company’s data append product, is recognized on a net name basis, once files are matched and the corresponding append records are delivered to the client.

     The Company generally becomes obligated to make payments to its Network Partners, which have contracted with the Company to be part of the YesMail Network, in the period the email messages are delivered. Such expenses are classified as cost of revenues in the statements of operations.

     Retention Services

     ASP clients are charged in one of two ways. In most instances clients are billed on the volume of emails monthly. Clients are billed at month end for that month’s activity. Revenue is recognized upon invoice. In other cases, clients are charged at month end based on the amount email addresses that are housed on the Yesmail platform. Revenue is recognized upon invoice. Most clients are charged a set up fee for the ASP system to integrate their email data into Yesmail’s platform. Revenue is recognized upon invoice.

     The Company provides a variety of services including account management, message management, creative and client engineering for its email campaigns. These services and prices are typically outlined in client contracts. Clients are billed monthly either based on hourly estimates or on a fixed rate for service. Revenue is recognized upon invoice.

Research and development costs

     Costs incurred in the development of its Web site, products, and related applications to be used in connection with the Company’s services have been expensed to operations as incurred through the year ended December 31, 2002. In March 1998, the American Institute of Certified Public Accountants issued Statement of Position (“SOP”) No. 98-1, “Software for Internal Use,” which provides guidance on accounting for the cost of computer software developed or obtained for internal use. The Company adopted SOP No. 98-1 on January 1, 1999. As a result, the Company has continued to expense its development costs as incurred as the rapid pace of technological change results in an estimated useful life of such software of one year or less.

Advertising

     Marketing and advertising costs are charged to operations when incurred. This expense was $465,000 and $1,153,000 for the years ended December 31, 2002 and 2001, respectively.

Capital leases

     The Company leases equipment under capital leases. Most of these capital leases contain unguaranteed residual amounts that would be owed by the Company to certain leasing companies, if the Company elected to retain the equipment under a specific lease. The Company’s policy is to review the Company’s utilization of this equipment currently and going forward prior to the end of the lease term in order to determine whether or not the equipment will be retained. The Company expenses any residual amounts at the time a decision has been made to keep equipment.

Financial instruments and concentration of risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, accounts receivable, accounts payable, short-term debt, obligations under capital leases and accrued liabilities. At December 31, 2002 and 2001, the fair market value of these instruments approximated their financial statement carrying amount because of the short term maturity of these instruments. The Company does not require collateral for accounts receivable, but does evaluate customer creditworthiness and establish allowances as necessary based on management estimates of collectibility. One customer represented 8% and 9% of revenues for the year ended December 31, 2002 and 2001, respectively.

Impairment of long-lived assets and long-lived assets to be disposed of

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Stock-based compensation

     The Company accounts for stock-based compensation arrangements with employees in accordance with provisions of Accounting Principles Board (“APB”), Opinion No. 25, “Accounting for Stock Issued to Employees,” and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Under APB No. 25, compensation expense is based on the difference, if any, on the measurement date, between the estimated fair value of the Company’s stock and the exercise price of options to purchase that stock or price paid for shares of stock. For directors and consultants receiving stock-based compensation, the Company complies with the provisions of SFAS No. 123.

3. Related party transactions

     The Company provided CRM services to CMGI and recorded $50,425 in revenue for these services during 2002. The Company provided acquisition and CRM services to uBid, Inc.(“uBid”) a wholly-owned subsidiary of CMGI. The Company revenues associated with the services provided to uBid were $874,895 and $825,428 in 2002 and 2001, respectively.

4. Property and equipment

     Property and equipment are summarized as follows:

	December 31,

	2002	2001

Computer equipment	$4,554,632	$4,235,198
Computer software	1,490,919	831,404
Telephone equipment	243,548	233,555
Furniture and fixtures	1,565,162	1,565,162
Leasehold improvements	452,203	418,554

	8,306,464	7,283,873
Accumulated depreciation	(5,989,350)	(4,021,665)

	$2,317,114	$3,262,208

     Depreciation expense was $1,983,039 and $2,329,284 for the years ended December 31, 2002 and 2001 respectively.

5. Related party debt and secured demand note

     CMGI provides cash funding and certain corporate services to the Company. These corporate services include legal, finance, human resources, rent and other administrative type services. All obligations associated with this funding and services including interest at a 7% interest rate are recorded within the Company’s financials. Total corporate services amounts were $14.1 million and $16.7 million for December 31, 2002 and 2001 respectively.

     Associated with the debt outstanding to CMGI on November 1, 2000, the Company signed a secured convertible demand note with CMGI for $20 million. This note required the Company to pay CMGI on demand the lesser of the principal sum of $20 million or the aggregate unpaid principal amount of all advances hereunder together with accrued interest at a 7% per annum rate. This debt is convertible at the option of CMGI into series B convertible preferred stock at a $.01 par value per share equal to one-tenth of the quotient the aggregate amount of principal and interest outstanding at the time of conversion.

6. 401(k) savings plan

     The Company is part of the CMGI 401(k) Savings Plan (the “Plan”) that covers substantially all employees. Under the Plan, employees are permitted to contribute a portion of gross compensation not to exceed standard limitations provided by the Internal Revenue Service. The Company maintains the right to match employee contributions, but for the years ended December 31, 2002 and 2001, the Company matched $133,815 and $250,411, respectively.

7. Commitments and contingencies

Leases

     The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through the year 2003. Rent expense was $ 1,742,042, and $ 1,333,337 for the years ended December 31, 2002 and 2001, respectively.

     Future minimum lease payments under noncancelable capital leases as of December 31, 2002 are as follows:

Capital
Leases

2003	$591,192
After 2003	—

Total minimum lease payments	$591,192
Less — Amount representing interest	14,970

Present value of capital lease obligations	576,222
Less — Current portion	576,222

Long-term portion	$—

     In addition, sublease rental income amounted to $132,957 and $107,157 for the years ended December 31, 2002 and 2001, respectively.

Litigation

     The Company is a defendant in a lawsuit filed by a former shareholder. The suit seeks damages totaling $2,823,362, which she alleges is her loss in stock value because delays caused by the Company and CMGI prevented sale. Outside counsel for the Company has advised that at this stage in the proceedings he cannot offer an opinion as to the probable outcome. In addition, the Company believes that adequate insurance coverage exists to cover any payment of damages. Therefore, no provision for loss has been recorded.

     It has been alleged that the Company received preferential payments from customers prior to bankruptcy filings. The claims total $237,821. Outside counsel for the Company has advised that at this stage in the proceedings he cannot offer an opinion as to the probable outcome. In addition, the Company believes the suits are without merit and is vigorously defending its position. Therefore, no provision for loss has been recorded.

     Additionally, the Company is subject to other pending and threatened legal actions and proceedings. After reviewing other pending and threatened actions and proceedings with counsel, management believes that the outcome of such actions or proceedings is not expected to have a material adverse effect on the financial position or results of operations of the Company.

Audit Rights of network partners

     Many of the Company’s network partners reserve the right to audit the revenue sharing payments they receive from the Company. The Company believes that any additional obligation resulting from these audits, if conducted, will not have a significant impact on the Company.

Guarantees

     The Company had commitments to certain third parties that guaranteed revenue during 2001. These commitments expired during 2001.

Letter of Credit

     A letter of credit of $1,495,337 is outstanding that expires on February 28, 2003.

8. Prior impairment losses on goodwill and intangible assets

     In conjunction with the purchase of the Company by CMGI in March 2000, the Company recorded goodwill and intangible assets of $589,140,779. Impairment losses for the full amount of these assets were recorded in 2000 based on declining values of similar technology stocks and performance shortfalls at the Company.

9. Business combination

     On December 7, 2001, the Company purchased certain assets of Post Communications Inc. Accordingly, the results of operations for Post Communications Inc. have been included in the accompanying financial statements from that date forward. The acquisition was made for the purpose of expanding the Company’s retention service offering.

     The aggregate acquisition price was $1,970,000 in cash plus $131,000 in transaction costs. Following is a condensed balance sheet showing the fair values of the assets acquired and the liabilities assumed as of the date of the acquisition:

Current assets	$1,084,840
Property and equipment	1,000,424
Goodwill arising in the acquisition	784,589

Total assets	2,869,853
Current liabilities	899,853
Long-term debt	—

Total liabilities	899,853

Net assets acquired	$1,970,000

     The goodwill recorded above was considered impaired in 2001. Therefore, an impairment loss for the full amount was recorded in 2001.

     During 2002, additional information indicated that the assets included in the transaction had been improperly valued. As a result, $406,552 was added to goodwill and expensed as impaired in 2002. Included within this amount were transaction costs of $30,000.

10. Income taxes

     Utilization of a portion of the net operating loss carryforwards may be limited. Due to the uncertainty regarding the ultimate utilization of the net operating carryforwards, the Company has not recorded any benefit for losses and a valuation allowance has been recorded for the entire amount of the net deferred tax asset.

11. Stockholders’ (deficit) equity

Preferred Stock

     On April 18, 2000, CMGI authorized 5,000,000 shares of undesignated preferred stock at a $.01 par value per share that may be issued from time to time by the Company’s board of directors of which 2,850,000 shares are designated as series A convertible preferred stock.

Common stock

     On July 31, 2000, CMGI authorized 60,000,000 shares of common stock at $.01 par value per share. On February 22, 2002, CMGI agree to a 9 to 1 stock split that reduced the number of shares of common stock authorized to 6,666,667.

Stock option plan

     On February 22, 2002, CMGI authorized 6,500,000 stock options to Company employees at a strike price of $.24 based on the Company’s valuation of $10 million as of January 31, 2002. These options vest at 33% after the first year and then monthly over the next two years for the remaining 67% of the option pool.

12. CMGI stock option plan

     The Company is part of CMGI’s Employee Stock Purchase Plan (the “Purchase Plan”) which provides employees with an opportunity to purchase common stock through accumulated payroll deductions up to a maximum of $25,000 in fair market value of such stock within the same calendar year. Under the Purchase Plan, employees may purchase the common stock at a price equal to 85% of the fair market value of the common stock on the first or last day of the offering period, whichever is lower.

13. Restructuring and Impairment Charges

     In 2001, the Company recorded a write-down of fixed assets of $547,323 based on the Company’s under utilization of certain fixed assets in operations.

     In 2002 and 2001, the company recorded a restructuring charge of $343,930 and $502,048, respectively. These restructuring charges were for severances for terminated employees during 2002 and 2001.

14. Subsequent Events

Office lease termination

     On February 28, 2003, the Company terminated its Chicago office lease agreement with the Company’s landlord for the Company’s space at 222 Riverside Plaza, 17th floor for $1,500,000, certain furniture and fixtures with a net book value at February 28, 2003 of $313,312, and rental payments of approximately $90,000 per month through May 2003.

Merger with Corporate T, Inc, a wholly owned subsidiary of infoUSA, Inc.

     On February 28, 2003, the company merged with Corporate T, Inc. Total consideration for the acquisition included cash of $5.0 million. The transaction is subject to a purchase price adjustment for finalized working capital and a two-year escrow for other contingent items specific within the merger agreement. The Company’s stock option plan was terminated as a part of this transaction. The amount of $35.2 million owed to CMGI as of February 28, 2003 was forgiven.

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated balance sheet and statements of operations give effect to the purchase transaction pursuant to a Merger Agreement as of February 28, 2003 by and among infoUSA Inc. (“infoUSA”) Corporate T, Inc., CMGI, Inc. and Yesmail, Inc. (“Yesmail”). This business combination is accounted for using the purchase method of accounting.

Pro forma adjustments and the assumptions on which they are based are described in the accompanying footnotes to the pro forma consolidated financial statements. The accompanying pro forma consolidated balance sheet as of December 31, 2002 contains those pro forma adjustments necessary to reflect the business combination as if it was consummated on that date. The accompanying pro forma consolidated statements of operations for the years ended December 31, 2002 and 2001 contain those pro forma adjustments necessary to reflect the business combination as if it was consummated on January 1, 2001. The unaudited pro forma consolidated financial statements are based upon the historical financial statements of infoUSA and Yesmail and should be read in conjunction with those financial statements and notes thereto appearing in infoUSA’s 2002 Form 10-K. The unaudited pro forma consolidated financial data do not purport to be indicative of the results which would have actually been attained had the business combination been consummated on the dates indicated or of the results which may be expected to occur in the future.

May 14, 2003

infoUSA INC.

Pro Forma Consolidated Balance Sheet
For the year ended December 31, 2002
(Amounts in thousands, except per share amounts)

	Historical	Historical	Pro Forma			Pro Forma
	infoUSA	Yesmail	Adjustments	Note		Combined

ASSETS
Current Assets
Cash and cash equivalents	$6,285	$1,484	$(5,000)	(a	)	$2,769
Restricted cash	0	1,641	(1,550)	(b	)	91
Marketable securities	887	—	—			887
Trade accounts receivable, net	39,352	2,725	(136)	(c	)	41,941
Officer note receivable	510	—	—			510
List brokerage trade receivable	16,635	—	—			16,635
Prepaid expenses	4,515	222	—			4,737
Deferred marketing costs	1,746	—	—			1,746

Total current assets	69,930	6,072	(6,686)			69,316

Property and equipment, net	45,756	2,317	(855)	(d	)	47,218
Intangible assets, net	273,246	—	2,984	(e	)	276,230
Other assets	4,454	—	—			4,454

	$393,386	$8,389	$(4,557)			$397,218

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long term debt	$26,312	$576	$—			$26,888
Accounts payable	13,303	1,609	(136)	(c	)	14,776
List brokerage trade payable	12,745	—	—			12,745
Accrued payroll expenses	11,410	649	500	(f	)	12,559
Accrued expenses	1,827	447	—			2,274
Due to parent company	0	35,592	(35,592)	(g	)	—
Income taxes payable	3,287	—	—			3,287
Deferred revenue	13,821	187	—			14,008
Deferred income taxes	515	—	—			515

Total current liabilities	83,220	39,060	(35,228)			87,052

Long term debt, net of current portion	164,116	—	—			164,116
Deferred income taxes	21,722	—	—			21,722
Deferred revenue	6,000	—	—			6,000
Stockholders’ equity
Preferred stock	0	29	(29)	(g	)	—
Common stock	130	—	—			130
Paid-in capital	92,205	600,456	(600,456)	(g	)	92,205
Retained earnings (deficit)	32,237	(631,156)	631,156	(g	)	32,237
Treasury stock	(4,538)	—	—			(4,538)
Notes receivable from officers	(834)	—	—			(834)
Accumulated other comprehensive loss	(872)	—	—			(872)

Total stockholders’ equity	118,328	(30,671)	30,671			118,328

	$393,386	$8,389	$(4,557)			$397,218

See accompanying notes to pro forma consolidated financial statements.

Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2002
(Amounts in thousands, except per share amounts)

	Historical	Historical	Pro Forma			Pro Forma
	infoUSA	Yesmail	Adjustments	Notes		Combined

Net sales	$302,516	$19,446	$(4,869)	(h	)	$317,093
Costs and expenses:
Database and production costs	84,710	16,166	(4,869)	(h	)	96,007
Selling, general and administrative	131,985	11,052	—			143,037
Depreciation and amortization	28,083	1,984	—			30,067
Non-cash stock option compensation	52	—	—			52
Restructuring charges	2,531	344	—			2,875
Goodwill write-off	—	407				407
Litigation settlement charges	417	—	—			417
Acquisition costs	181	—	—			181

Total costs and expenses	247,959	29,953	(4,869)			273,043

Operating income (loss)	54,557	(10,507)	—			44,050

Other income (expense):
Investment income	179	—	—			179
Other charges	(5,528)	(55)	—			(5,583)
Interest expense	(16,059)	(2,120)	—			(18,179)

Income (loss) before income taxes	33,149	(12,682)	—			20,467
Income taxes	12,713	—	—			12,713

Income (loss)	$20,436	$(12,682)	$—			$7,754

Basic earnings (loss) per share:
Income (loss)	$0.40	$(0.25)	$—			$0.15

Average shares outstanding	51,170	51,170	51,170			51,170

Diluted earnings (loss) per share:
Income (loss)	$0.40	$(0.25)	$—			$0.15

Average shares outstanding	51,193	51,193	51,193			51,193

     See accompanying notes to pro forma consolidated financial statements.

Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2001
(Amounts in thousands, except per share amounts)

	Historical	Historical	Pro Forma			Pro Forma
	infoUSA	Yesmail	Adjustments	Notes		Combined

Net sales	$288,738	$21,167	$(9,548)	(i	)	$300,357
Costs and expenses:
Database and production costs	80,880	20,722	(9,548)	(i	)	92,054
Selling, general and administrative	112,402	13,093	—			125,495
Depreciation and amortization	48,127	2,330	—			50,457
Non-cash stock option compensation	448	—	—			448
Restructuring charges	4,899	502	—			5,401
Fixed asset write-downs		547				547
Goodwill write-off	—	785				785
Litigation settlement charges	1,104	—	—			1,104
Acquisition costs	493	—	—			493

Total costs and expenses	248,353	37,979	(9,548)			276,784

Operating income (loss)	40,385	(16,812)	—			23,573

Other income (expense):
Investment income	953	—	—			953
Other charges	—	(694)	—			(694)
Minority interest	282	—	—			282
Interest expense	(25,285)	(1,139)	—			(26,424)

Income (loss) before income taxes	16,335	(18,645)	—			(2,310)
Income taxes	11,371	—	—			11,371

Income (loss)	$4,964	$(18,645)	$—			$(13,681)

Basic earnings (loss) per share:
Income (loss)	$0.10	$(0.37)	$—			$(0.27)

Average shares outstanding	50,651	50,651	50,651			50,651

Diluted earnings (loss) per share:
Income (loss)	$0.10	$(0.37)	$—			$(0.27)

Average shares outstanding	50,651	50,651	50,651			50,651

See accompanying notes to pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Financial Statements
(Amounts in thousands)

(1) BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet reflects the historical financial position of infoUSA Inc. (“infoUSA”) and Yesmail, Inc. (“Yesmail”) at December 31, 2002, with pro forma adjustments as if the business combination had taken place on December 31, 2002. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2002 and 2001 reflect the historical results of operations of infoUSA and Yesmail, with pro forma adjustments based on the assumption the business combination was effective January 1, 2001.

(2)  DESCRIPTION OF TRANSACTION

On February 28, 2003, Yesmail merged with Corporate T, Inc. a wholly owned subsidiary of infoUSA. Consideration for the merger was $5.0 million in cash, which was funded through existing cash. The acquisition is accounted for using the purchase method of accounting. The aggregate purchase price of the acquisition has been allocated based upon management’s best estimate of the fair value of identifiable assets and liabilities of Yesmail at the date of acquisition as follows:

Current assets	$4,386
Property and equipment, net	1,462
Goodwill	2,984
Current liabilities	(3,832)

Total	$5,000

(3)  PRO FORMA ADJUSTMENTS TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments to Financial Statements

A summary of pro forma adjustments required to give effect to the acquisition of Yesmail as of December 31, 2002 and 2001 are as follows (in 000’s):

(a)	Cash — An entry has been made to reduce cash by the $5 million purchase price.

(b)	Restricted Cash — An entry has been made to reduce restricted cash by $1,550 used in a real estate settlement with Yesmail’s landlord at the time of acquisition.

(c)	Intercompany receivables and payables — An entry has been made for $136 to remove receivables and payables with WalterKarl/infoUSA.

(d)	Fixed asset reduction — An entry has been made to reduce Yesmail’s fixed assets by $855 for Chicago office fixed assets that were part of Yesmail’s settlement with landlord.

(e)	Goodwill — An entry has been made to record goodwill of $2,984 as a part of purchase accounting.

(f)	Purchase accounting accrual — infoUSA has recorded an accrual for severance of $500 to be paid to terminated Yesmail employees.

(g)	Payable to Yesmail’s former Parent Co. & Stockholders’ Equity — An entry has been made for $35,592 to remove Yesmail’s payable amount to CMGI, since this amount was forgiven in the acquisition. Entries have been made to eliminate the $29 in preferred stock, the paid-in capital ($600,456) and accumulated deficit $631,156 of Yesmail in consolidation.

(h)	Inter-company sales and change in financial reporting — An entry has been made to reduce $238 in sales and costs between Yesmail and infoUSA during 2002. Yesmail’s sales and costs have been reduced by $4,631 in 2002 to record Yesmail’s brokerage sales on a net basis which is consistent with infoUSA’s financial reporting.

(i)	Change in financial reporting — Yesmail’s sales and costs have been reduced by $9,548 in 2001 to record Yesmail’s brokerage sales on a net basis which is consistent with infoUSA’s financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoUSA Inc.
(Registrant)

Date: May 14, 2003	By:	/s/ STORMY L. DEAN

Stormy L. Dean, Chief Financial
Officer (for Registrant and as
Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION

23.1	Consent of Independent Accountants, filed herewith.